UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

F-STAR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus

Cambridge, United Kingdom

CB22 3AT

(Address of principal executive offices)

+44-1223-497400

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	FSTX	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 20, 2021, F-star Therapeutics, Inc. (the “Company” or “F-star”) issued a press release announcing that the Company had entered into a license and collaboration agreement (the “Agreement”) with Janssen Biotech, Inc. (“Janssen”), one of the Janssen Pharmaceutical Companies of Johnson & Johnson. The Agreement was facilitated by Johnson & Johnson Innovation. Under the Agreement, Janssen will receive a worldwide exclusive license to research, develop and commercialize up to five novel bispecific antibodies directed to Janssen therapeutic targets using F-star’s proprietary Fcab™ and mAb2™ platforms. Under the Agreement, Janssen will be responsible for all research, development, and commercialization activities. F-star is entitled to receive upfront fees of $17.5 million, and near-term fees and potential further milestones of up to $1.35 billion. F-star is also eligible to receive potential tiered mid-single digit royalties on annual net sales of any products that receive regulatory approval and are commercialized using the licensed technology.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press release dated October 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F-STAR THERAPEUTICS, INC.

Date: October 20, 2021	/s/ Darlene Deptula-Hicks
Name: Darlene Deptula-Hicks
Title: Chief Financial Officer